Media-Information

New York October 4, 2018

RREEF Property Trust, Inc. announces new appointments to leadership team

- Anne-Marie Vandenberg named President and COO
- Jas Hodzic takes on Vice President of Property Investments role

DWS announced today that RREEF Property Trust, Inc. (NASDAQ: ZRPTAX; ZRPTIX; ZRPTTX), its publicly registered, daily NAV REIT, has appointed Anne-Marie Vandenberg as President, Chief Operating Officer and Director. In her new role, Vandenberg will be responsible for the leadership, asset allocation and investment performance of RREEF Property Trust. Based in Chicago, she will report to the Chairman of the Trust's Board of Directors, Todd Henderson, who has assumed the position of RREEF Property Trust Chief Executive Officer. In conjunction, Jas Hodzic was named Vice President of Property Investments and an Officer of the REIT, reporting to Vandenberg.

"Our goal at RREEF Property Trust is to ensure sustainable performance for our existing and future stockholders," said Todd Henderson, Chairman of the Board, CEO of RREEF Property Trust and Head of Real Estate, Americas, at DWS. "Anne-Marie is a seasoned professional and a 14-year veteran of our firm. Her tenure and familiarity with the full breadth of our real estate platform and its resources will allow her to continue to leverage our investment process and extensive real estate human capital for the benefit of RREEF Property Trust shareholders. Along with Jas, and the rest of the team, Anne-Marie will continue our work of seeking to provide investors a combination of current income, portfolio diversification, and attractive risk adjusted return in a vehicle that promotes transparency."

Prior to her appointment, Vandenberg was leading the RREEF real estate defined contribution strategy. She joined DWS in 2004 and has held several roles within the real estate business, including Head of Real Estate Capital Markets, where she was responsible for asset and fund level financings across the Americas private real estate platform. Hodzic has been with the firm for 10 years, most recently working on the RREEF Property Trust's real estate, portfolio and asset management team.

For more information on RREEF Property Trust, please visit https://www.rreefpropertytrust.com/

For further information please contact:

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com

Oksana Poltavets
Phone: +1 (212) 250 0072
E-Mail: oksana.poltavets@dws.com

DWS Group
DWS Group GmbH & Co. KGaA (DWS) is one of the world's leading asset managers with EUR676bn of assets under management (as of 31 Mar 2018). Building on more than 60 years of experience and a reputation for excellence in Germany and across Europe, DWS aims to be recognized by clients globally as a trusted source for integrated investment solutions, stability and innovation across a full spectrum of investment disciplines.

We offer individuals and institutions access to our strong investment capabilities across all major asset classes and solutions aligned to growth trends. Our diverse expertise in Active, Passive and Alternatives asset management – as well as our deep environmental, social and governance focus – complement each other when creating targeted solutions for our clients. Our expertise and on-the-ground-knowledge of our economists, research analysts and investment professionals are brought together in one consistent global CIO View, which guides our strategic investment approach.

DWS wants to innovate and shape the future of investing: with staff from 35 nationalities, speaking more than 75 languages rooted in 22 countries, we are local while being one global team.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although RREEF Property Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. RREEF Property Trust undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company's expectations.

Nothing contained herein is fiduciary or impartial investment advice that is individualized or directed to any plan, plan participant, or IRA owner regarding the advisability of any investment transaction, including any IRA distribution or rollover.

For informational purposes only, not a recommendation or endorsement of a specific security.

All investments involve risk, include the potential loss of principal.

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com